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                                                                    Exhibit 99.1


                                [GRAPHIC OMITTED]


     800 TRAVEL ENTERS STRATEGIC MARKETING ALLIANCE TO BROADEN PRODUCT LINE


  RECIPROCAL AGREEMENT WITH FIRST INTERNET TRAVEL WILL OFFER HOTEL RESERVATIONS


TAMPA, FL, JULY 5, 2000 - 800 TRAVEL SYSTEMS, INC. (NASDAQ: IFLY, IFLYW), a leading provider of travel-related products and services through its website www.LowAirfare.com and call centers, today announced it has signed a one-year marketing alliance with First Internet Travel, L.L.C., a general partner of VTS Travel Enterprises, the tenth largest travel management company in the United States. The reciprocal pact will broaden 800 Travel Systems' product line to include discount hotel reservations worldwide.

Under the strategic marketing alliance, both 800 Travel's online and call center customers will be offered discount hotel reservations to be fulfilled by First Internet Travel. 800 Travel Systems will also use its discount air fares to fulfill air travel requests from First Internet's online customers. Revenue from sales made through the strategic marketing alliance will be shared by the two companies.

Peter Sontag, CEO of 800 Travel, commented, "Our agreement with First Internet Travel, with its extensive list of over 46,000 hotels, represents an important step in our growth strategy to offer new products and services to our customers. This diversification, combined with the significant advantages our interactive www.LowAirfare.com website offers, illustrates the progress we are making to transform 800 Travel into a premier, full service, online travel provider. We are also very pleased that this reciprocal arrangement will make our discount air fares and the instant messaging capabilities of www.LowAirfare.com available to First Internet Travel's significant customer base."

Edward Vitti, President of First Internet Travel, added, "Our marketing alliance with 800 Travel Systems will help promote the growth of both of our companies by strengthening our already extensive Internet presence. We look forward to making our global reservations network available to 800 Travel Systems' clients."


ABOUT 800 TRAVEL SYSTEMS

800 Travel Systems is a leading provider of low-priced travel related products and services through its nationally recognized http://www.LowAirfare.com web site and through its easy to remember toll free numbers "800-LOW-AIR FARE" (800-569-2473) AND "800-FLY-4-LESS" (800-359-4537). A distinguishing feature of the www.LowAirfare.com web site is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. 800 Travel Systems is headquartered in Tampa, Florida and employs more than 350 people, combined, in the Company's 33,000 square-foot data communications center in Tampa and a similar center in San Diego, California.




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ABOUT FIRST INTERNET TRAVEL AND VTS TRAVEL ENTERPRISES

First Internet Travel, L.L.C. is a general partner of VTS Travel Enterprises, Inc., the tenth largest travel management company in the United States. Headquartered in Mahwah, NJ, VTS Travel Enterprises has been providing exceptional value, technology and service to its clients since 1935. VTS Travel Enterprises, Inc. is located on the World Wide Web at www.vtstraveldirect.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:

This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors, and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC, including its recently filed form 10-KSB for the year ended December 31, 1999. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


INVESTOR RELATIONS:           MEDIA CONTACT:               PUBLIC RELATIONS:
Lisa Lettieri                 Elissa Grabowski             Rod Caborn
Lippert/Heilshorn & Assoc.    Lippert/Heilshorn & Assoc.   YP&B
(212) 838-3777                (212) 838-3777               (407) 875-1111
or lisa@lhai.com              or elissa@lhai.com           or rod_caborn@ypb.com